United States
                     Securities and Exchange Commission
                            Washington, DC 20549

                                FORM 10-QSB

               Quarterly Report Under Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

For the Quarter Ended                                Commission File Number
  November 30, 2002                                          000-13822

                       RESCON TECHNOLOGY CORPORATION
                       ------------------------------
           (Exact name of registrant as specified in its charter)

                                   NEVADA
                                  -------
       (State or other jurisdiction of incorporation or organization

                                 83-0210455
                                 ----------
                    (I.R.S. Employer Identification No.)

         25 Fairchild Avenue, Suite 500, Plainview, New York 11803
         ----------------------------------------------------------
                  (Address of principal executive offices)

                               (516) 576-0600
                              ---------------
            (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12 (b) of the Act:

                                    None
                                    ----

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

            X   Yes         No
          -----        -----

State the number of shares outstanding of each of the registrants classes of common equity, as of the latest practicable date.

Common stock, par value $.0001; 11,258,091 shares outstanding as of January 10, 2003
                       PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements


                       RESCON TECHNOLOGY CORPORATION
                          Condensed Balance Sheet
                                (Unaudited)

                                   ASSETS
                                   ------

                                                              November 30,
                                                                   2002
                                                              -------------
Current Assets
 Prepaid professional fees                                   $      63,567
                                                              -------------
   Total Current Assets                                             63,567

 Investment in GIT Securities Corp                                  65,945
                                                              -------------
   Total Assets                                              $     129,512
                                                              -------------
                    LIABILITIES AND STOCKHOLDERS' EQUITY
                   -------------------------------------

Liabilities
 Accounts payable                                            $         989
                                                              -------------
   Total Current Liabilities                                           989
                                                              -------------
   Total Liabilities                                                   989
                                                              -------------

Stockholders' Equity
 Common stock                                                        1,126
 Additional paid in capital                                      4,648,995
 Accumulated deficit prior to development stage                 (4,467,609)
 Accumulated deficit during the development stage                  (53,989)
                                                              -------------
   Total Stockholders' Equity                                      128,523
                                                              -------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $     129,512
                                                              -------------

                          See accompanying notes

                                     2



                       RESCON TECHNOLOGY CORPORATION
                     Condensed Statements of Operations
                                (Unaudited)

                                          For the     For the      For the
                                            Three       Three  Development
                                           Months      Months        Stage
                                            Ended       Ended      Through
                                         November    November     November
                                         30, 2002    30, 2001     30, 2002
                                       ----------- -----------  -----------
Revenues                              $         0  $        0  $         0

General & Administrative Expenses          27,120         601       77,216
                                       ----------- -----------  -----------
   Operating Income (Loss)                (27,120)       (601)     (77,216)

Other Income and Expense
 Income from forgiveness of debt                0           0        5,345
 Income (Loss) on investment in GIT        26,266           0       17,882
                                       ----------- -----------  -----------
   Net Income (Loss) Before Taxes            (854)       (601)     (53,989)

Current Year Provision for
Income Taxes                                    0           0            0
                                       ----------- -----------  -----------
Net Income (Loss)                     $      (854) $     (601) $   (53,989)
                                       ----------- -----------  -----------
Income Per Share                      $     (0.01) $    (0.01) $     (0.01)
                                       ----------- -----------  -----------
Weighted Average Number of
Shares Outstanding                     11,258,091   3,860,869    4,351,012
                                       ----------- -----------  -----------

                           See accompanying notes

                                     3

                       RESCON TECHNOLOGY CORPORATION
                     Condensed Statements of Cash Flows
                                (Unaudited)

                                               For the     For the      For the
                                                 Three       Three  Development
                                                Months      Months        Stage
                                                 Ended       Ended      Through
                                              November    November     November
                                              30, 2002    30, 2001     30, 2002
                                            ----------- -----------  -----------
Cash Flows Used for Operating Activities:

 Net Income (Loss)                         $      (854) $     (601) $   (53,989)
 Adjustments to reconcile net loss to
 net cash used for operating activities:
  Income from investment in GIT                (26,266)          0     (17,882)
  Income from forgiveness of debt                    0           0       (5,345)
  Issued common stock for service or
   expenses                                          0           0       44,682
  Increase in accounts payable                     920           0          989
  Decrease in prepaid expenses                  26,200           0       26,200
  Expenses paid by shareholders                      0         601        5,345
                                            ----------- -----------  -----------
   Net Cash from operating Activities                0           0            0

   Net Increase/(Decrease) in Cash                   0           0            0

   Beginning Cash Balance                            0           0            0
                                            ----------- -----------  -----------
   Ending Cash Balance                               0           0            0
                                            ----------- -----------  -----------

Supplemental Disclosure of Cash Flow
Information:
 Cash paid during the year for interest    $         0  $        0  $         0
 Cash paid during the year for income
  taxes                                    $         0  $        0  $         0
 Issued stock for investment in GIT        $         0  $        0  $    48,063
 Issued stock for professional fees
  contracts                                $         0  $        0  $    98,500

                           See accompanying notes

                                     4

                       RESCON TECHNOLOGY CORPORATION
                  Notes to Condensed Financial Statements
                             November 30, 2002


     PRELIMINARY NOTE
     ----------------
     The accompanying condensed financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities
     and Exchange Commission.   Certain information and disclosures
     normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended August 31, 2002.

Item 2.  Plan of Operations

     This Form 10-QSB contains certain forward-looking statements. For this purpose any statements contained in this Form 10-QSB that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties. Actual results may differ materially depending on a variety of factors. For a complete understanding, this Plan of Operations should be read in conjunction with Part I- Item 1. Financial Statements to this Form 10-QSB.

     The Company currently owns 20% of the issued and outstanding common shares of GIT Securities Corporation, an NASD registered broker-dealer.
The Company acquired this interest pursuant to an Agreement and Plan of Reorganization it entered into with Radical Technologies, Inc., and GIT on July 12, 2002. Pursuant to the terms and conditions of the Agreement and Plan of Reorganization the Company is to acquire 100% of the issued and outstanding shares of GIT. As an NASD broker-dealer, however, before the remaining 80% interest in GIT can be transferred to the Company, GIT must obtain NASD approval of any change in its beneficial ownership that exceeds
25%.   GIT is currently seeking NASD approval.  Until such time as the NASD approves the change in beneficial ownership, the 80% interest in GIT shall not be transferred to the Company. Therefore, in accordance with generally accepted accounting principles, the financial statements of GIT are not consolidated with the financial statements of the Company.

     The Company has not generated any revenue from sales of products and has incurred losses since inception. The Company has accumulated losses from operations, no assets, and a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Until such time as the NASD approves the change in beneficial ownership, the Company will continue to have very limited business operations and will likely continue to accumulate losses.

     Upon NASD approval of the change in beneficial ownership, the remaining 80% interest in GIT shall transfer to the Company and GIT will become a wholly owned subsidiary of the Company. When this occurs, the principal operations of the Company will become those of GIT. Currently, revenue from the operations of GIT are sufficient to meet the working capital needs of GIT without additional capital investments. Upon transfer of the remaining 80% interest in GIT to the Company, the Company anticipates the revenues of GIT will be sufficient to meet the capital needs of GIT and the Company.

                                     5

Item 3.  Controls and Procedures


     (a) Evaluation of Disclosure Controls and Procedures. The Company's Chief Executive Officer and Chief Financial Officer has conducted an evaluation of the Company's disclosure controls and procedures as of a date (the "Evaluation Date") within 90 days before the filing of this quarterly report. Based on his evaluation, the Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the applicable Securities and Exchange Commission rules and forms.

     (b) Changes in Internal Controls and Procedures. Subsequent to the Evaluation Date, there were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls, nor were any corrective actions required with regard to significant deficiencies and material weaknesses.


PART II - OTHER INFORMATION

Item 1.  Legal Proceedings

     None.

Item 2.  Changes in Securities

     No instruments defining the rights of the holders of any class of registered securities were materially modified, limited or qualified during the quarter ended November 30, 2002.

     The Company issued no securities during the quarter ended November 30, 2002.

Item 3.  Defaults upon Senior Securities

     None.

Item 4.  Submission of Matters to a Vote of Security Holders

     No matters were submitted to a vote of security holders during the quarter ended November 30, 2002.


                                     6


Item 5.  Other Information

     None.

Item 6.  Exhibits and Reports on Form 8-K

     (A)  Reports on Form 8-K

     On September 25, 2002, the Company filed an amendment to the Current Report on Form 8-K filed on July 23, 2002. This amended Current Report provided additional disclosure regarding the business of GIT and the financial statements and pro forma information required under the Rules and Regulations adopted by the Securities and Exchange Commission.


     (B) Exhibits. The following exhibits are included as part of this report:

     Exhibit 99.1 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.






                                     7

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ResCon Technology Corporation,
                                     a Nevada corporation


Dated: January 13, 2003              By:_______________________________
                                          Christian Nigohossian, CEO


















                                     8

               CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                      AND PRINCIPAL FINANCIAL OFFICER
         Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

     I, Christian Nigohossian, certify that:

     (1) I have reviewed this quarterly report on Form 10-QSB of ResCon Technology Corporation, (the "Company");

     (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     (3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

     (4) I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-
14) for the Company and have:

          (a) designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared;
          (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and
          (c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

     (5) I have disclosed, based on my most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons fulfilling the equivalent function):

          (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and
          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

     (6) I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: January 13, 2003   By: /S/ Christian Nigohossian
                         --------------------------------------
                         Christian Nigohossian
                         Chief Executive Officer and
                         Chief Financial Officer

                                     9